Exhibit 10.16

January 2010

Gal Trifon

Ra’anana

Dear Gal:

I am pleased to confirm the compensation approved for you by the Compensation Committee of the Board. It is effective January 1, 2010.

2010
Monthly Salary	86,350
Quarterly Bonus	$25,000
Commission OTE	$100,000

Total 2010 Compensation	l,796,200

Your Commission is based on the Global Revenue target for 2010 of $80,000,000. Your commission rate is 0.125% . Should Eyeblaster exceed the revenue target your commission rate on the amount that exceeds will be 0.25%

All the best,

/s/ Maureen McGovern
Maureen McGovern Vice President Human Resources